UNITED STATES

SECURITIES EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2911 South Shore Boulevard, Suite 100,
League City, Texas	77573
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (281) 538-2101

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.1          On September 15, 2014, ERF Wireless, Inc. entered into an Asset Purchase Agreement (the “Agreement”) that was effective as of September 1, 2014 with Rhino Communications, Inc. The agreement is between ERF Wireless, Inc., a Nevada corporation and ERF Wireless Bundled Services, Inc., a Texas corporation (collectively with ERF Wireless, Inc., the “Company”) and Rhino Communications, Inc., a Colorado corporation (he “Purchaser”) and involves certain obligations of JAB Wireless, Inc., a Colorado corporation (“JAB”). The Agreement is for the purchase of certain of the Company’s WISP (Wireless Internet Service Provider) assets required for operating the Company’s WISP services in certain geographical areas which were not associated with the Company’s oil and gas sector communications operations ..The purchase price of $2,377,000, is payable in cash (including a holdback amount of $475,400 to be placed in an interest bearing account for a period of 90 days pending determination of any required price adjustment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By: /s/ H. Dean Cubley
Dr. H. Dean Cubley,
Chief Executive Officer

DATE:    September 18, 2014